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                                   EXHIBIT 21

                       SUBSIDIARIES OF DCB FINANCIAL CORP


1.   The Delaware County Bank and Trust Company
     Delaware, Ohio
     DCB Financial Corp owns 100%

2.   D.C.B. Corporation
     Delaware, Ohio
     The Delaware County Bank and Trust Company owns 100%

3.   362 Corp
     Delaware, Ohio
     The Delaware County Bank and Trust Company owns 100%